Exhibit 99.1

Contact:	For Douglas Elliman Inc.

Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Columbia Clancy/Catherine Livingston, FGS Global
212-687-8080
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000
For Kennedy Lewis Investment Management
Joshua Clarkson/Mike Geller, Prosek Partners
pro-klim@prosek.com
212-279-3115

Douglas Elliman Inc. Secures $50 Million Growth Investment From Kennedy Lewis Investment Management

Strengthens balance sheet and fuels long-term strategic growth and expansion plans

Announces preliminary second quarter gross transaction value in the range of $10.25 billion to $11.25 billion and strong cash position

MIAMI, FL, July 2, 2024 - Douglas Elliman Inc. (NYSE:DOUG) today announced the closing of a $50 million growth investment from Kennedy Lewis Investment Management LLC (“Kennedy Lewis”), a leading credit-focused alternative asset management firm. The investment strengthens Douglas Elliman’s balance sheet to fuel its strategic growth and expansion.

Douglas Elliman issued $50 million senior secured convertible notes due July 2, 2029 to funds advised by Kennedy Lewis. The convertible notes bear interest at a rate of 7.0% per annum payable in cash, or, at Douglas Elliman’s election, 8.0% per annum paid in kind, due semi-annually. The convertible notes are convertible into common stock at an initial conversion rate equal to $1.50, subject to certain customary anti-dilution adjustments. As part of the agreement, Kennedy Lewis will have the right (subject to certain conditions), for so long as such funds hold at least one-third of their initial investment, to nominate one director to Douglas Elliman’s board.

Kennedy Lewis has a long history of investing in the residential real estate sector and an impressive track record of providing customized financing solutions tailored to its partner companies’ unique strategic goals. As part of this partnership, Douglas Elliman expects Kennedy Lewis to tap into its deep expertise in the industry, including extensive knowledge and experience in land and home builder finance investments.

“Kennedy Lewis’ investment in Douglas Elliman is a testament to our agents, business model and strategic plan,” said Howard M. Lorber, Chairman and Chief Executive Officer, Douglas Elliman. “With deep experience in residential real estate, we are pleased Kennedy Lewis has chosen to support Douglas Elliman’s strategic initiatives and look forward to tapping into the firm’s network and knowledge base as we work together to drive long-term stockholder value. We are also encouraged by stronger performance in the second quarter of 2024 compared to the prior quarter.”

David K. Chene and Darren L. Richman, Co-Founders and Co-Managing Partners of Kennedy Lewis, said, “We are excited to partner with Douglas Elliman, a firm with one of the strongest brands and most reputable agents in residential real estate and a compelling growth opportunity, and work with the management team to fully capitalize on that opportunity. Douglas Elliman operates in an industry we understand well, having studied and invested in residential real estate and homebuilders through multiple cycles. We see attractive long-term market dynamics in the growing, luxury markets Douglas Elliman focuses on, and believe the firm is well positioned to utilize additional financial and strategic resources to build on its leading position in the space.”

Preliminary Second Quarter Financial Results

The Company also announced that preliminary unaudited gross transaction value for the second quarter is expected to be in the range of $10.25 billion to $11.25 billion, compared to $7.1 billion in the first quarter of 2024. Douglas Elliman maintains a strong balance sheet with cash and cash equivalents of approximately $92.0 million at June 30, 2024, up from $91.5 million at March 31, 2024, and after the $7.75 million settlement payment in the second quarter to resolve certain brokerage commission litigation.

These estimated financial results are preliminary and are subject to the completion of Douglas Elliman’s quarter-end closing procedures and further financial review by Douglas Elliman’s independent registered public accounting firm. Actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time the Company’s financial results for the second quarter are finalized.

Board Appointments

In connection with the investment, David K. Chene from Kennedy Lewis and Patrick J. Bartels Jr., an independent director from Redan Advisors LLC, will join Douglas Elliman’s Board of Directors, succeeding Ronald J. Kramer and Lynn Mestel, effective immediately after closing of the transactions.

Mr. Lorber continued, “Ron and Lynn have been valuable members of the Douglas Elliman board, and we thank them for their numerous contributions to the success of our company.”

About Douglas Elliman Inc.

Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, Westchester, Connecticut, New Jersey, the Hamptons, Massachusetts, Florida, California, Texas, Colorado, Nevada, Connecticut, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.

Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.

About Kennedy Lewis

Kennedy Lewis is an alternative credit manager founded in 2017 by David K. Chene and Darren L. Richman with over $16 billion under management across private funds, a business development company, and collateralized loan obligations. The firm seeks to deliver attractive risk adjusted returns for clients by investing across the credit markets through its opportunistic credit, homebuilder finance, core lending and broadly syndicated loan strategies.

Forward-Looking and Cautionary Statements

This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. These statements include, but are not limited to, statements regarding the issuance and sale of the convertible notes to Kennedy Lewis and the impact of the investment on our operations. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.

Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-K for the quarter ended March 31, 2024. We undertake no responsibility to publicly update or revise any forward-looking statement, except as required by applicable law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offer and sale of the convertible notes, and the issuance of common stock upon conversion of the convertible notes, are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Accordingly, the convertible notes or the common stock issuable upon conversion of the convertible notes may not be reoffered or resold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state securities laws.